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                                                                    EXHIBIT 10.5


                       FIRST INTERNATIONAL BANCORP, INC.
                        1994 INCENTIVE STOCK OPTION PLAN



     1. Purpose of the Plan. The purpose of this 1994 Incentive Stock, Option Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to certain key officers of FIRST INTERNATIONAL BANCORP, INC. and any subsidiaries which FIRST INTERNATIONAL BANCORP, INC. presently owns or controls or may hereafter organize or acquire, and to promote the success of the business.

     2.  Definitions.  As used herein, the following definitions shall apply:

     (a) "Bank Holding Company" shall mean FIRST INTERNATIONAL BANCORP, INC. or any subsidiary now owned or hereafter acquired by Bank Holding Company.

     (b) "Board" shall mean the Board of Directors of FIRST INTERNATIONAL BANCORP, INC.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" shall mean the Common Stock of the Bank Holding Company.

     (e) "Employee" shall mean a regular, salaried employee (as the term "employee" is used in Section 422 of the Code) of the Bank Holding Company or one of its subsidiaries, as the term "subsidiary corporation" is defined in
Section 424 of the code.

     (f) "Option" shall mean a stock option granted pursuant to the Plan.


     (g) "Option Price" shall mean the price determined by the Board pursuant to the Plan.

     (h) "Optioned Stock" shall mean the stock subject to an option granted pursuant to the Plan.

     (i) "Optionee" shall mean an Employee who received an Option.

     (j) "Plan" shall mean this 1994 Incentive Stock Option Plan.
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     (k) "Share" shall mean a share of Common Stock of the Bank Holding Company as adjusted in accordance with Section 12 of the Plan.

     (l) "10% Shareholder" shall mean an individual who immediately after an option is granted hereunder owns, within the meaning of Section 422(b)(6) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Bank Holding Company and its subsidiaries.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is eighty thousand two hundred seventy five (80,275) Shares of Common Stock of the Bank Holding Company. Such Shares may be authorized but unissued shares.

     If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for other Option(s) under the Plan.

     4.  Administration of the Plan

     (a) Procedure. The Plan shall be administered by a committee of two or more members of the Board who are not employees of the Bank Holding Company and who are "disinterested" directors. For these purposes, a director shall be "disinterested" if he or she does not, during one year prior to serving as an administrator of this Plan, or during such service, receive a grant or award of equity securities of the Bank Holding Company under this Plan or any other plan of the Bank Holding Company or its affiliates; provided, however, that grants or awards of equity securities may be made to directors who are Plan administrators if such grants or awards would not disqualify such directors from being "disinterested" under Rule 16b-3(c)(2) of the Securities and Exchange Commission.

     (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority: (i) to grant to any officer who is an Employee an Option to purchase Shares of the Bank Holding Company, which shall be conditioned on the execution by such officer of a Stock Option Agreement substantially in the form of Exhibit A hereto (with such modifications as the Board may desire, within the terms of this Plan and with the requirements of law); (ii) to determine the option Price for any Shares to be issued pursuant to an Option granted under the Plan, the officer to whom, and the time or times at which Options shall be granted, and the number of Shares to be represented by each Option, the time or times at which Options may be exercised and the term of each option which in no event shall be more than ten (10) years from
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the date of the grant of the Option; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to determine the terms and provisions of each Option granted under the Plan (which need not be identical) and, with the consent of the holder thereof, to modify or amend each Option; (vi) to authorize any person to execute on behalf of the Bank Holding Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (vii) to make all other determinations deemed necessary or advisable for the administration of the Plan. It is intended that Options issued hereunder shall qualify as "incentive stock options" under
Section 422 of the Code, and the Board shall administer the Plan in order to preserve the characterization of options granted pursuant hereto as incentive stock options.

     (c) Effect of Board's Decision. All decisions, determinations and interpretations or the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. Eligibility. Options under the Plan may be granted only to key executive officers who are Employees and who have been appointed as a Vice President or a higher position with the Bank Holding Company as the Board shall select. An officer who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     6. Term of Plan. The Plan shall become effective upon its adoption by the Board; subject, however, to approval by (i) holders of at least two-thirds of the outstanding stock of each class of the Bank Holding Company within twelve
(12) months thereafter. The exercise of any Option granted prior to such shareholder approval shall be conditioned on such shareholder approval. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

     7. Term of Option. Unless otherwise provided in the terms of an Option, the term or each Option granted under the Plan shall be no greater than ten (10) years from the date of grant thereof; provided, however, if the Optionee owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank Holding Company at the time the option is granted, the term of the option shall be no greater than five (5) years from the date of grant thereof.

     8. Option Price. The Option Price for the Shares to be issued pursuant to any such option granted under the Plan shall be any price determined by the Board; provided, however, such Option Price shall in no event be less than one hundred percent (100%) of the fair market value per share of the Bank Holding Company's Common Stock at the date of the grant of the Option. However, if an Optionee owns stock possessing more than ten percent (10%) of the total
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combined voting power of all classes of stock of the Bank Holding Company at the time the Option is granted, the Option Price shall be at least one hundred and ten percent (110%) of the fair market value of the Bank Holding Company's Common Stock at the date of the grant of the Option.

     9. Vesting. Except as the Board may otherwise provide in an Optionee's written Stock Option Agreement, the Option shall be one hundred percent (100%) vested and may be exercised immediately by the Optionee.

     10. Exercise of Option.

     (a) Procedure for Exercise. Any Option granted hereunder shall be exercisable on such terms and conditions as are set forth in the Stock Option Agreement entered into between the Bank Holding Company and the Optionee on the grant of such Option. The Option Price of the Shares as to which an Option shall be exercised shall be paid in full at the time of exercise, at the election of the Optionee, in cash or currency of the United States of America, certified check or bank check.

     An Option shall be exercised when written notice of such exercise has been given to the Bank Holding Company in accordance with the terms of the Optionee's Stock Option Agreement by the person entitled to exercise the Option and payment as described above for the Shares with respect to which the Option is exercised has been received by the Bank Holding Company accompanied by any other representatives or agreements required by the terms of this Plan or the Optionee's Stock Option Agreement granted hereunder.

     (b) Limitation on Option Exercise. If, during any calendar year, the Optionee has Options hereunder or options under any other plan of the Bank Holding Company that are exercisable for the first time and the aggregate fair market value of the stock received pursuant to such Option or options exceeds $100,000 (as of the date of grant) then Options in excess of $100,000 shall not be treated as Incentive Stock Options. In the event that an Optionee holds Options that are exercisable for the first time which are valued in excess of $100,000, the Bank Holding Company will designate the stock acquired pursuant to the exercise of an Option (up to the first $100,000) as incentive stock option stock by issuing separate stock certificates and identifying such certificates as incentive stock option stock on its stock transfer records.

     (c) Termination of Employment. If an Optionee ceases to be an Employee of the Bank Holding Company for any reason including, but no limited to, death, permanent disability (as such term is used in Section 22(e)(3) of the Code) or termination of employment as a result of retirement or otherwise, the Option will automatically expire as of the date of such Optionee's death, permanent disability or termination of employment. The Plan shall not confer upon any
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Optionee any right with respect to continuation of employment by such bank, nor shall it interfere in any way with his right or the Bank Holding Company's right to terminate his employment at any time.

     11. Non-Transferability of Options. The Option may not be any manner and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     12. Adjustment Upon Changes in Capitalization. In the event there is any change in the Common Stock through the declaration of stock dividends, or through recapitalization resulting in a stock split, or combination or exchange of Shares, or otherwise, the Board shall appropriately adjust the number or class of Shares covered by any Option but which are unexercised, as well as the price to be paid therefore so as to equal the same number of Shares that a record holder of an equal number of Shares immediately prior to such event would own or be entitled to receive after the happening of such event. In the event of any such change in the outstanding Common Stock, the Board shall appropriately adjust the aggregate number and class of shares available under the Plan.

     In the case of any such change in the Common Stock, the aggregate option price in each Optionee's Stock Option Agreement of all the Shares covered thereby prior to such change, shall be the aggregate option price for all the shares or other securities substituted for such shares or to which such shares are adjusted, and the Option Price per share after such change shall be determined accordingly.

     In case of any consolidation of the Bank Holding Company with, or merger of the Bank Holding Company into, any other corporation (other than a consolidation or merger in which the Bank Holding Company is the continuing corporation), or in case of any sale or transfer of all or substantially all of the assets of the Bank Holding Company, and, in particular, in the event of the acquisition of the majority of the Common Stock of the Bank Holding Company by a holding company, the Corporation formed by such consolidation or the corporation into which the Bank Holding Company shall have been merged or the corporation which shall have acquired such assets or Common Stock, as the case may be (the "Acquiring Corporation"), shall execute and deliver to each Optionee a supplemental stock option agreement providing that the Holder of each option then outstanding shall have the right, during the period such option shall be outstanding pursuant to its terms, to exercise such option as to the kind and amount of shares of stock receivable upon such acquisition, consolidation, merger, sale or transfer by a holder, immediately prior to such acquisition, consolidation, merger, sale or transfer, of the total number of shares subject to the Option. Such supplemental stock option agreement shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article. The provisions of this Section
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shall similarly apply to successive acquisitions, consolidations, mergers, sales or transfers. The supplemental stock option agreement shall also provide for the exercise of Options using stock of the corporation which is the subject of the Option.

     No fractional Shares of the Common stock shall be issuable on account of any action aforesaid, and the aggregate number of Shares into which Shares then covered by the Option when changed as a result of such action shall be reduced to the largest number of whole shares resulting from such action unless the Board (or in the event of an acquisition, consolidation, merger, sale or transfer as described above, the Board of Directors of the Acquiring corporation), in its discretion, shall determine to issue scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board (or the Board of Directors of Acquiring Corporation, as the case may be) in its discretion shall prescribe.

     13. Time of Granting Options. The date of grant of an Option under the Plan shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

     14. Amendment and Termination of the Plan.

     (a) Amendment. The Board, without approval of the shareholders, may amend the Plan from time to time in such respects as the Board may deem desirable, provided, however, the Board may not extend the term of the Plan, increase or decrease the aggregate number of Shares subject to the Plan (except as provided in Section 12 of the Plan), or alter the class of employees eligible to receive Options without the approval of the Bank Holding Company's shareholders.

     (b) Termination. The Board, without approval of the shareholders, may at any time terminate the Plan.

     (c) Effect of Amendment of Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated and shall be deemed to incorporate the terms of this plan as it existed on the dates the Options were granted.

     15. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option granted under the Plan unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities
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Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the requirements of any stock exchange upon which the Shares may then be listed, and the applicable state securities laws, and shall be further subject to the approval of counsel for the Bank Holding Company with respect to such compliance.

     As a condition to the exercise of an Option, the Bank Holding Company may require a person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Bank Holding Company such a representation is necessary or desirable under any of the aforementioned relevant provisions of law.

     16. Reservation of Shares. The Bank Holding company, during the term of this Plan, will at all times reserve and keep available, the number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Bank Holding Company to obtain from any regulatory body having jurisdiction such authority as is deemed by the Bank Holding Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Bank Holding company of any liability with respect of the non-issuance or sale of such Shares as to which such requisite authority shall not have been obtained.

     17. Use of Proceeds. All proceeds received by the Bank Holding Company under the Plan shall be used for its general corporate purposes.

     18. Tax Withholding Requirement. The Board may require the remit to the Bank Holding Company any amount of federal, state or local taxes required to be withheld by the Bank Holding Company in the event the Optionee disposes Shares received pursuant to the exercise of an option without satisfying the holding period requirements of Section 422(a)(1) of the code.